Disengagement Agreement

DISENGAGEMENT AGREEMENT DATED AS OF JULY 6, 1999, by and between EUROTECH, Ltd. a District of Columbia corporation with offices at 1216 161k St., N.W., Suite 200, Washington, DC 20036 ("The Company") and Frank Fawcett dba F.I.I.C. with offices at 15 Lin Lew Drive, Unit #6, Derry, NH 03038 (The "Resignee").

Whereas the Company desires to disengage itself from Frank Fawcett dba F.I.I.C. in all capacities, services, and associations and the Resignee desires to resign from all duties, services and obligations to the Company on the terms and conditions set forth in this agreement:

NOW, THEREFORE, In consideration of the premises and promises contained herein, the parties agree as follows:

      1.    RESIGNATION

            The Resignee hereby resigns his employment with the Company under the terms and conditions hereinafter contained effective as of the date first set forth above.

      2.    TERMINATION OF EMPLOYMENT AGREEMENT

            Reference is made to that certain Employment Agreement dated April 1, 1999 ("Employment Agreement") with the Resignee, dba F.I.I.C. as employee and the Company, as employer. In consideration of, and effective upon, execution hereof, the Employment Agreement shall be null and void except with respect to the non-competition and confidentiality provisions thereof, and Resignee hereby releases and discharges the Company, its officers, directors, employees, and agents and each of its and their affiliates, successors and assigns, from all actions causes of action, claims and demands arising out of the Employment Agreement including those for compensation for services or benefits otherwise.

      3.    COMPENSATION

            (a) The Company shall pay the Resignee and the Resignee agrees to accept as full payment thereof a cash resignation fee of $52,000 payable in equal weekly installments over a period of fifty-two weeks.

            (b) The Resignee agrees to accept a non-cash resignation fee of 50,000 restricted shares of Kurchatov Research Holdings, Ltd. Common Stock.

      4.    REIMBURSEMENT OF EXPENSES

            The Resignee agrees not to incur any reimbursable expenses from and after the date first set forth above. The Resignee agrees that he shall not seek reimbursement for any expenses previously incurred on behalf of the Company and no vouchers or other documentation will be forwarded after this date hereof for reimbursement by the Company.

      5.    BENEFITS

            The Resignee agrees that no additional benefits, emoluments, privileges, rights, pensions, bonuses, insurance, commissions, and/or any other perquisites are owed by the Company to the Resignee and that all benefits previously provided by the Company may cease as of the date hereof.


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Disengagement Agreement Frank Fawcett/EUROTECH                          07/12/99

      6.    COVENANT NOT TO COMPETE; CONFIDENTIALITY

            This agreement shall not limit or restrict the Section 6 of the Resignee's Employment Agreement with the Company regarding non-competition and confidentiality ("Section 6"), which Section 6 shall expire pursuant to its terms in the Employment Agreement.

      7.    RESIGNEE'S WARRANTIES

            The Resignee warrants that he had full power and authority to enter into this Agreement and that such act, and the performance of his obligations hereunder, will not conflict with any other agreements or undertakings to which he is a party. Resignee will fully indemnify the Company and hold it harmless from and against any and all claims, that this agreement conflicts with another, including reasonable attorney's fees, incurred by the Company in connection therewith.

      8.    NOTICE

            Any notice, request, instrument or other document to be given hereunder by either party to the other shall be in writing and shall be deemed effective (a) upon personal delivery, (b) when sent by facsimile (with receipt electronically confirmed by sender's facsimile machine) if sent during normal business hours of the recipient, otherwise the next business day, or (c) on the next business day, if sent by a prepaid overnight courier service, and in each case addressed as follows:

                  If to the Resignee:

                  Frank Fawcett
                  15 Lin Le Drive, Unit #6
                  Derry, NH 03038

                  If to the Company:

                  EUROTECH,Ltd.
                  1216 16th St, N.W., Suite 200
                  Washington, DC 20036

                  With a Copy to:

                  Phillips Nizer Benjamin Krim and Ballon LLP
                  666 Fifth Ave.
                  New York, NY 10103
                  Attention: Vincent J. McGill, Esq.

            Any party may change the address to which notices are to be sent by giving notice of such change of address to the other party in the manner herein provided for giving notice.

      9.    MISCELLANEOUS

            (a) The headings contained herein are for reference purposes only, and shall not affect the meaning or interpretation hereof.

            (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principals thereof.

            (c) This Agreement represents the entire agreement between the parties with respect to the subject matter hereof, and all prior agreements or proposed agreements between the Company and the Resignee, written or oral including, but not limited to, the Consulting


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Disengagement Agreement Frank Fawcett/EUROTECH                          07/12/99


                  Agreement of June 1999 previously discussed by the parties, are nullified and superseded hereby.

            (d) This Agreement may not be orally cancelled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by both parties hereto, and any provisions hereof may be waived only by a written instrument signed by the party or parties against whom or which enforcement thereof is sought.

            (e) As used herein, any gender includes a reference to all other genders and the singular included a reference to the plural and vice versa. The words "herein," "hereby," "hereunder" and words of similar import refer to this Agreement, as do Sections. The words "include," "includes," and "including" shall be deemed to be followed by the phrase "without limitation." Any reference to any federal, state, local or foreign statute or law shall be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

IN WITNESS WHEREOF, the pasties have executed this Agreement as of the date first written above.

EUROTECH, Ltd.

By /s/ Geraldine V. Cox
   -----------------------
   Geraldine V. Cox
   Vice President, COO


F.I.I.C.

By /s/ Frank Fawcett
   -----------------------
   Frank Fawcett


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